Exhibit 5.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated __________, 1999, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Computer Horizons Corp. on Form 10-K for the year ended December 31, 1997, and our report dated __________, 1999, accompanying the financial statement schedule included in that Form 10-K, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned.

/s/GRANT THORNTON LLP
----------------------
GRANT THORNTON LLP


Parsippany, New Jersey __________, 1999